Exhibit (e)(1): Distribution Agreement
                     --------------

                             DISTRIBUTION AGREEMENT

AGREEMENT entered into as of the date the registration statement of the Capital Management Equity Fund of Capital Management Investment Trust becomes effective with the Securities and Exchange Commission, by and between Capital Management Investment Trust, an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and Shields & Company, Inc., a New York corporation ("Distributor").

                                   WITNESSETH:

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act") ; and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0 per share, in separate series representing the interests in separate funds of securities and other assets; and

WHEREAS, the Trust intends to offer a series of shares (the "Shares") representing interests in the Capital Management Equity Fund (the "Fund") of the Trust and is registering the Shares under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), including a prospectus (the "Prospectus") and a statement of additional information (the "Statement of Additional Information"); and

WHEREAS, the Trust has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan") and may enter into related agreements providing for the distribution of Shares of the Fund; and

WHEREAS, Distributor has agreed to act as distributor of the shares of the Fund for the period of this Agreement;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1.  Appointment of Distributor.

         (a) The Trust hereby appoints Distributor its exclusive agent for the distribution of the Shares of the Fund in jurisdictions wherein such Shares may be legally offered for sale; provided, however, that the Trust in its absolute discretion may issue Shares of the Fund in connection with (i) the payment or reinvestment of dividends or distributions, (ii) any merger or consolidation of the Trust or of the Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another fund of the Trust; or (iii) any offer of exchange permitted by Section 11 of the 1940 Act.

         (b) Distributor hereby accepts such appointment as exclusive agent for the distribution of the Shares of the Fund and agrees that it will sell the Shares as agent for the Trust at prices determined as hereinafter provided and on the terms hereinafter set forth, all according to applicable federal and state laws and regulations and to the Agreement and Declaration of Trust of the Trust.

         (c) Distributor may sell Shares of the Fund to or through qualified dealers or others. Distributor will require each dealer to conform to the provisions hereof, the Registration Statement and the Prospectus and Statement of Additional Information, and applicable law; and neither Distributor nor any such dealers shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

         (d) Distributor shall order Shares of the Fund from the Trust only to the extent that it shall have received purchase orders therefor. Distributor will not make, or authorize any dealers or others to make: (i) any short sales of Shares; or (ii) any sales of Shares to any Trustee or officer of the Trust or to any officer or director of Distributor or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Trust, or to any such corporation or association, unless such sales are made in accordance with the then current Prospectus and Statement of Additional Information.

         (e) Distributor is not authorized by the Trust to give any information or make any representations regarding the Shares of the Fund, except such information or representations as are contained in the Registration Statement or in the current Prospectus or Statement of Additional Information of the Fund, or in sales literature prepared by or on behalf of the Trust for Distributor's use.

         (f) Notwithstanding any provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of the Fund whenever, in its sole discretion, it deems such action to be desirable.

         2. Offering Price of Shares. All Fund Shares sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale, as described in the then current Prospectus of the Fund; provided, however, that any public offering price for the Shares shall be the net asset value per Share. Distributor shall be entitled to commissions and other fees and payments under the Distribution Plan. At no time shall the Trust receive less than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus and Statement of Additional Information.

         3. Furnishing of Information. The Trust shall furnish to Distributor copies of any information, financial statements and other documents that Distributor may reasonably request for use in connection with the sale of shares of the Fund under this Agreement. The Trust shall also make available a sufficient number of copies of the Fund's current Prospectus and Statement of Additional Information for use by the Distributor.

         4.  Expenses.

         (a) The Trust will pay or cause to be paid the following expenses: (i) preparation, printing and distribution to shareholders of the Prospectus and Statement of Additional Information; (ii) preparation, printing and distribution of reports and other communications to shareholders; (iii) registration of the Shares under the federal securities laws; (iv) qualification of the Shares for sale in certain states; (v) qualification of the Trust as a dealer or broker under state law as well as qualification of the Trust as an entity authorized to do business in certain states; (vi) maintaining facilities for the issue and transfer of Shares; (vii) supplying information, prices and other data to be furnished by the Trust under this Agreement; and (viii) certain taxes applicable to the sale or delivery of the Shares or certificates therefor.

         (b) Except to the extent such expenses are borne by the Trust pursuant to the Distribution Plan, Distributor will pay or cause to be paid the following expenses: (i) payments to sales representatives of the Distributor and to securities dealers and others in respect of the sale of Shares of the Fund; (ii) payment of compensation to and expenses of employees of the Distributor and any of its affiliates to the extent they engage in or support distribution of Fund Shares or render shareholder support services not otherwise provided by the Trust's transfer agent, including, but not limited to, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request; (iii) formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (iv) preparation, printing and distribution of sales literature and of Prospectuses and Statements of Additional Information and reports of the Trust for recipients other than existing shareholders of the Fund; and (v) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, reasonably request.

         (c) Distributor in connection with the Distribution Plan shall prepare and deliver reports to the Trustees of the Trust on a regular basis, at least quarterly, showing the expenditures with respect to the Fund pursuant to the Distribution Plan and the purposes therefor, as well as any supplemental reports as the Trustees of the Trust, from time to time, may reasonably request.

         5. Repurchase of Shares. Distributor as agent and for the account of the Trust may repurchase Shares of the Fund offered for resale to it and redeem such Shares at their net asset value.

         6. Indemnification by the Trust. In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor, the Trust agrees to indemnify Distributor and its officers and partners against any and all claims, demands, liabilities and expenses that Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus (except a prospectus of the Fund prepared for use under Rule 482 under the 1933 Act) or statement of additional information of the Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor. Nothing herein contained shall require the Trust to take any action contrary to any provision of its Agreement and Declaration of Trust or any applicable statute or regulation.

         7. Indemnification by Distributor. Distributor agrees to indemnify the Trust and its officers and Trustees against any and all claims, demands, liabilities and expenses which the Trust may incur under the 1933 Act, or common law or otherwise, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any registration statement or prospectus or statement of additional information of the Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor; (ii) any act or deed of Distributor or its sales representatives which has not been authorized by the Trust in any prospectus or statement of additional information of the Fund or by this Agreement ; or (iii) any alleged untrue statement of a material fact contained in any prospectus of the Fund prepared for use under Rule 482 under the 1933 Act, or any omission to state a material fact therein.

         8. Term and Termination.

         (a) This Agreement shall become effective upon the date the registration statement of the Trust containing the Fund's Prospectus is declared effective by the Securities and Exchange Commission and, unless sooner terminated as provided herein, shall continue in effect for two years thereafter and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party and who have no direct or indirect financial interest in this Agreement or in the operation of the Distribution Plan or in any agreement related thereto ("Independent Trustees"), cast at a meeting called for the purpose of voting on such approval.

         (b) This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by Distributor, on sixty days' written notice to the other party.

         (c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

         9. Limitation of Liability. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers or shareholders of the Trust personally, but shall bind only the assets and property of the Trust. The term "Capital Management Investment Trust" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust dated October 8, 1990, a copy of which is on file with the Secretary of The Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of the Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Agreement and Declaration of Trust.

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                             CAPITAL MANAGEMENT INVESTMENT TRUST

Attest:   /s/ C. Lennis Koontz, II
         __________________________
                                             By:   /s/ J.V. Shields, Jr.
                                                  _____________________________



                                             SHIELDS & COMPANY

Attest:   /s/ C. Lennis Koontz, II
         __________________________
                                             By:  /s/ David V. Shields
                                                  _____________________________